EXHIBIT 10.1

                        Extension Of Employment Agreement
                        ---------------------------------

This will confirm that the term of the Employment Agreement between Ibis Technology Corporation ("Ibis") and Martin J. Reid dated November 12, 2003 (The "Agreement"), as extended to December 31, 2007, is hereby further extended to December 31, 2008, on the same terms and conditions as set forth in the Agreement, provided that Mr. Reid's base salary shall be as provided in the Agreement, except as currently voluntarily reduced by Mr. Reid to $107,000. During the extended term, Mr. Reid will continue to serve as Executive Chairman and Chief Executive Officer of Ibis Technology Corporation.

            Ibis Technology Corporation                Martin Reid


                      Dated: